Exhibit 10-N-1

Amendment to the
Ford Motor Company
Annual Incentive Compensation Plan
(effective as of December 31, 2008)

The following sentence shall be added to the end of Section 15(c) of the Ford Motor Company Annual Incentive Compensation Plan:

"Further, any mandatory deferral made pursuant to this paragraph must designate the time and form of payment of any Award subject to such mandatory deferral."